Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

BEST Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.01 per share(2)	Other	5,569,407	(3)	US$	0.74	(4)	US$	4,121,362	0.0000927	US$	382.05
	Total Offering Amounts							US$	4,121,362		US$	382.05
	Total Fee Offsets										US$	382.05
	Net Fee Due										US$	0

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit 107 is a part includes an indeterminate number of additional Class A ordinary shares, par value US$0.01 per share (the “Class A Ordinary Shares”) of BEST Inc. (the “Registrant”), which may be offered and issued under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) to prevent dilution from share splits, share dividends or similar transactions.

(2)	These Class A Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one Class A Ordinary Share. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-220361).

(3)	These shares are reserved for future award grants under the 2017 Plan. The total number of Class A Ordinary Shares which may be issued under the 2017 Plan is initially 10,000,000 Class A Ordinary Shares. On January 1, 2019, and on every January 1 thereafter for eight years, the maximum aggregate number of Class A Ordinary Shares which may be subject to awards under the 2017 Plan will be increased by 2.0% of the total number of Class A Ordinary Shares issued and outstanding on December 31 of the preceding calendar year, provided that the amount of such increase shall be adjusted or reduced to zero if necessary to ensure that the maximum aggregate number of Class A Ordinary Shares which may be subject to awards under the 2017 Plan does not exceed 10% of the total number of Class A Ordinary Shares issued and outstanding on December 31 of the preceding calendar year. As a result, as of January 1, 2022, the maximum aggregate number of Class A ordinary shares which may be issued pursuant to all awards under the 2017 Plan has been increased to 25,564,845. An additional 5,569,407 Class A Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2017 Plan pursuant to such annual increases effective on January 1, 2021 and January 1, 2022, which were not previously registered under the Registrant’s registration statements on Form S-8 (File No. 333-222126 and File No. 333-237744), as filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2017 and April 17, 2020, respectively.

(4)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as quoted on the New York Stock Exchange on February 25, 2022 divided by one, the then Class A Ordinary Share-to-ADS ratio.

(5)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under the registration statement to which this exhibit 107 is a part by US$382.05 with US$26,908.31 remaining to be applied to future filings, which represents the portion of the registration fee previously paid with respect to US$294,975,000.00 of unsold securities previously registered on the registration statement on Form F-1 (File No. 333-218959), initially filed on June 26, 2017. Accordingly, the Registrant is not submitting additional filing fees in connection with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	BEST Inc.	F-1	333-218959	June 26, 2017		457(p)	Equity	Class A ordinary shares, par value US$0.01 per share	US$	294,975,000.00	US$	26,908.31
Fee Offset Sources	BEST Inc.	F-1	333-218959		June 26, 2017								US$	86,925